Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-264454 and 333-266891) and Registration Statements on Form S-1 (Nos. 333-264259 and 333-268315) of Knightscope, Inc., of our report dated September 22, 2022 relating to the financial statements of Case Emergency Systems, which is incorporated by reference in this Current Report on Form 8-K/A.

/s/ Cashuk, Wiseman, Goldberg, Birnbaum and Salem, LLP

San Diego, California

December 28, 2022